SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[x]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Unify Corporation
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

Unify Corporation
2101 Arena Blvd, Suite 100
Sacramento, CA 95834

December 7, 2007

Dear Unify Shareholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Unify Corporation to be held on January 10, 2008, at 9:00 a.m., Pacific Time, at Unify Corporation, 2101 Arena Blvd., Suite 100, Sacramento, California 95834.

     At the meeting, shareholders will vote on three proposals: (1) the election of five members to the board of directors; (2) approve an amendment to the 2001 Stock Option Plan to increase the number of shares of common stock reserved for issuance from 595,000 to 1,200,000; (3) to ratify the appointment of Grant Thornton LLP as Unify’s independent auditors for fiscal 2008. Your board of directors recommends a vote “FOR” these proposals.

     Your vote is important. Please allow me to give you a quick overview of the progress we have made during the past year. Calendar 2007 is shaping up to be a hallmark year for Unify. We have seamlessly integrated the GUPTA business into Unify and are excited to report the combination of the two companies has created new opportunities around the world. We also launched new products; SQLBase 11 and Team Developer 5.1, two long awaited major new versions of our database and Windows-based development software.

     We have also made significant progress with our application modernization business focused on the Lotus Notes market, including being named as an endorsed partner of Microsoft. In addition to field engagement with the Microsoft sales teams, we have signed our first large systems integrator to provide migration services for their Lotus Notes transition projects. Our Composer for Lotus Notes solution provides enterprises the only viable alternative to an expensive rewrite for transitioning Lotus Notes applications to either the Microsoft or Java platforms. We believe this is a tremendous opportunity for Unify as large organizations with hundreds to thousands of applications written in Lotus Notes look for cost effective ways to move these mission critical applications and data to new service oriented software (SOA) enabled platforms. We look forward to reporting further progress in this business.

     We have executed on several financial strategies we had for this calendar year including the five-for-one reverse stock split, returning the Company to profitability and positive cash flow. We also strengthened our balance sheet by converting $881,000 of our debt into equity improving our cash flow and reducing our interest expense.

     In 2006 we transformed the business and in 2007, we have positioned the Company for future growth. We are now in an exciting period and we look forward to further expanding the reach of our compelling product and services offerings and growing the business into 2008 and beyond.

     We are deeply motivated by the opportunities that lie ahead for our company. It is your participation and support that enables us to move forward in pursuit of these opportunities. Thank you for your support on our three proposals.

Sincerely,

Todd E. Wille
President and Chief Executive Officer

Unify Corporation
2101 Arena Blvd, Suite 100, Sacramento, California 95834

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 10, 2008

Dear Stockholder:

     You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Unify Corporation to be held on January 10, 2008, at 9:00 a.m., Pacific Time, at Unify Corporation, 2101 Arena Blvd., Suite 100, Sacramento, California 95834, for the following purposes:

1.	To elect five (5) members of the board of directors to hold office until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2.	To approve an amendment to the 2001 Stock Option Plan to increase the number of shares of common stock reserved for issuance from 595,000 to 1,200,000.

3.	To ratify the appointment of Grant Thornton LLP as Unify’s independent auditors for the fiscal year ending April 30, 2008.

4.	To transact such other business as may properly come before the meeting.

     These items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Stockholders of record at the close of business on November 12, 2007, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices located at 2101 Arena Blvd., Suite 100, Sacramento, California, 95834.

Sincerely,

Todd E. Wille
President and Chief Executive Officer
Sacramento, California
December 7, 2007

STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

UNIFY CORPORATION
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the board of directors (the “Board”) of Unify Corp. (“Unify,” “Company,” “we,” “us” or “our”), a Delaware corporation, for use at our Annual Meeting of Stockholders to be held on January 10, 2008 (the “Annual Meeting”), or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is December 7, 2007, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

     Annual Report. Our Annual Report on Form 10-K for the fiscal year ended April 30, 2007, is enclosed with this Proxy Statement.

     Voting Securities. Only stockholders of record as of the close of business on November 12, 2007 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 6,449,207 shares of Unify common stock, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each stockholder of record as of that date is entitled to one vote for each share of common stock held on the proposals presented in this Proxy Statement. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

     Solicitation of Proxies. The cost of soliciting proxies will be borne by Unify. We have retained The Altman Group to assist in the solicitation of proxies for a fee not to exceed $6,000, plus customary out-of-pocket expenses. The Altman Group may solicit proxies personally or by telephone in addition to soliciting stockholders by mail. In addition, we will solicit stockholders by mail through our regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Unify stock registered in the names of such persons and will reimburse them for their reasonable out-of-pocket costs. We may also use the services of directors, officers and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies. Except as described below, (i) All valid proxies received prior to the meeting will be voted; (ii) All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made; and (iii) If no choice is indicated on the proxy, the shares will be voted FOR each director nominee and IN FAVOR of proposal nos. 2 and 3. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivering to the secretary of the Company a written instrument revoking the proxy or by delivering a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     Unify has a board of directors consisting of five (5) members who will serve until the Annual Meeting of Stockholders held in 2008 and until their respective successors are duly elected and qualified.

     Our nominees for election to the Board and information with respect to their ages as of October 31, 2007, and their positions and offices held with the Company are set forth below. Please see the information set forth in Part III of the enclosed Annual Report (Item 10—Directors and Executive Officers of the Registrant; Item 11—Executive Compensation; Item 12—Security Ownership of Certain Beneficial Owners and Management and Item 13—Certain Relationships and Related Transactions) for additional information concerning the nominees. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees listed below unless otherwise instructed. Proxies may not be voted for a greater number of persons than the number of nominees named. We know of no reason why any nominee should be unable or unwilling to serve as a director. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

     Nominees for election to the Board are as follows:

		Director
Name	Current Position with Company	Age	Since
Steven D. Whiteman	Chairman of Board	57	1997
Richard M. Brooks	Director and Audit Committee Chair	53	2005
Robert J. Majteles	Director	43	2004
Tery R. Larrew	Director	53	2002
Todd E. Wille	President and Chief Executive Officer	44	2000

     If a quorum is present and voting, the nominees for director receiving the highest number of votes will be elected as directors of the Company to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority, i.e. “broker non-votes,” will be counted as present for purposes of determining if a quorum is present.

     The Company has a Nominating and Corporate Governance Committee the primary responsibilities of which committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and (vi) provide oversight in the evaluation of the Board and each committee. Subject to the advance notice provision of Unify’s bylaws, as described below, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to the Secretary of Unify at our corporate office located at 2101 Arena Boulevard, Suite 100, Sacramento, CA 95834. Nominee recommendations from stockholders are considered under the same criteria as any other nominee.

     In addition, this committee is charged with developing corporate governance practices to fulfill its responsibility to our stockholders. The composition and activities of the Company’s Board of Directors, the approach to public disclosure and the availability of ethics and business conduct resources for employees demonstrates the Company’s commitment to good corporate governance practices, including compliance with new standards. The Nominating and Corporate Governance Committee consists of Steven D. Whiteman (Chairman) and Robert J. Majteles. A link to a current copy of the Nominating and Corporate Governance Committee’s charter is available on the Company’s website at www.unify.com.

     Each nominee for director named herein was recommended to the Company by the Nominating and Corporate Governance Committee and no other person.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2
AMENDMENT TO 2001 STOCK OPTION PLAN

     The Company’s 2001 Stock Option Plan (the ‘‘Option Plan’’) was adopted by the Board in May 2001 and approved by stockholders in September 2001. The Board believes that Unify must offer a competitive equity incentive program if it is to attract and retain the best possible candidates for key positions of responsibility. Currently, the maximum number of shares of our common stock which may be granted under the Option Plan is 595,000. As of October 31, 2007, 82,691 shares of common stock were available for future grants under the Option Plan. We seek to amend the Option Plan, subject to stockholder approval, to increase the number of shares of our common stock that may be granted under the Option Plan by 605,000 shares, from 595,000 shares to 1,200,000 shares, subject to adjustment for stock splits or other changes in our capital structure.

     The Board has historically used stock options as incentives for directors, officers and employees. The number of shares available to grant under the Option Plan is an incentive to attract and retain employees in key positions. The number of shares available under the Option Plan has constrained our ability to use incentive stock options, which have tax advantages to the Company and the employee, to reward and motivate existing employees. The Board therefore believes that approval of the amendment to the Option Plan is in the best interests of Unify and its stockholders, as the availability of an adequate number of shares reserved for grants under the Option Plan is an important factor in attracting, motivating and retaining qualified employees who will be essential to our success.

Summary of the Plan

     The following summary of the Option Plan is qualified in its entirety by the specific language of the plan, a copy of which is available to any stockholder upon request.

     General. The purpose of the Option Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract, retain and reward persons performing services for the Company and by motivating them to contribute to the growth and profitability of the Company. These incentives are provided through the grant of incentive stock options within the meaning of Section 422 of the Code and nonstatutory stock options.

     Shares Subject to Plan. A maximum of 595,000 of the authorized but unissued or reacquired shares of common stock of the Company may be issued under the Option Plan. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company, the expired, terminated or repurchased shares are returned to the Option Plan and again become available for grant. Appropriate adjustments will be made to the shares subject to the Option Plan, the foregoing limit on incentive stock option shares, and to the shares subject to and purchase prices under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company.

     Administration. The Option Plan will be administered by the Board or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two (2) or more ‘‘outside directors’’ within the meaning of Section 162(m). (For purposes of this discussion, the term ‘‘Board’’ refers to either the Board of Directors or such committee.) Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel or renew any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

     Eligibility. Options may be granted under the Option Plan to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective employee in connection with written offers of employment or other service relationship, provided that no shares may be purchased prior to such person’s commencement of service. As of October 31, 2007, the Company had 71 employees, including 7 executive officers and 4 directors who would be eligible under the Plan.

     To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the Option Plan, the plan is designed to qualify such compensation as ‘‘performance-based compensation’’ under Section 162(m) of the Code. To comply with Section 162(m), the Option Plan limits the number of shares for which options may be granted to any employee. Under this limitation (the ‘‘Grant Limit’’), no employee or prospective employee may be granted options for more than one million (1,000,000) shares in any fiscal year of the Company. The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company’s capital structure, as previously described.

     Stock Options. Each option granted under the Option Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. Incentive stock options must have an exercise price at least equal to the fair market value of a share of the common stock on the date of grant, while nonstatutory stock options must have an exercise price equal to at least eighty-five percent (85%) of such fair market value. However, any option granted to a person who at the time of grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a ‘‘Ten Percent Stockholder’’) must have an exercise price equal to at least one hundred ten percent (110%) of the fair market value of a share of common stock on the date of grant. As of October 31, 2007, the closing price of the Company’s common stock, as reported on the Over-the-Counter Bulletin Board (OTC BB) market was $4.35 per share.

     The Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of common stock owned by the participant having a fair market value not less than the exercise price; by means of a promissory note in a form approved by the Company; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by the Company, through the participant’s surrender of a portion of the option shares to the Company.

     Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an option granted under the Option Plan is ten (10) years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five (5) years. An option generally will remain exercisable for ninety (90) days following the participant’s termination of service. However, if such termination results from the participant’s death or disability, the option generally will remain exercisable for one (1) year. In any event, the option must be exercised no later than its expiration date.

     Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. Nonstatutory stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

     Change in Control. The Option Plan defines a ‘‘Change in Control’’ of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the voting securities of the Company or the corporation or corporations to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than fifty percent (50%) of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent thereof may either assume the Company’s rights and obligations under outstanding stock options or substitute substantially equivalent options for such corporation’s stock. Generally, options that are not assumed, replaced or exercised prior to a Change in Control will terminate. Options granted to employees will accelerate and become fully vested if, the Option is not assumed or substituted for by the acquiring corporation, or the optionee is terminated without cause or resigns for good reason within twelve (12) months of a Change in Control.

     Termination or Amendment. The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Option Plan and the agreements evidencing the options have lapsed, provided that all options must be granted within ten (10) years following the date on which the Board adopted the Option Plan.

     The Board may terminate or amend the Option Plan at any time. However, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option’s status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

     The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the exercise price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a ‘‘disqualifying disposition’’), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

     The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

     No options will be granted under the Option Plan prior to its approval by the stockholders of the Company. Future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates and the exercise decisions made by the participants. Consequently it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Option Plan.

Vote Required and Board of Directors Recommendation

     Approval of this proposal requires a number of votes ‘‘FOR’’ the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

     The Board of Directors believes that adoption of the proposed amendment to the Option Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ‘‘FOR’’ THE PROPOSAL TO AMEND THE OPTION PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AUTHORIZED TO BE GRANTED THEREUNDER BY 605,000 SHARES, FROM 595,000 TO 1,200,000 SHARES.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
GRANT THORNTON LLP AS INDEPENDENT AUDITOR
FOR FISCAL YEAR 2008

     The Company’s Audit Committee has appointed Grant Thornton LLP as the Company’s independent auditors for the fiscal year 2008. A representative of Grant Thornton is expected to be present at the Annual Meeting and available to respond to questions. An affirmative vote of a majority of the outstanding shares of the Company present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, will ratify the appointment of Grant Thornton as our independent auditors for the fiscal year 2008.

     For a discussion of fees paid to Grant Thornton LLP see “Item 14 - Principal Accounting Fees and Services” in the enclosed Annual Report.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITOR.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

     Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2008 Annual Meeting, the proposal must be received at our principal executive offices, addressed to the Secretary at 2101 Arena Boulevard, Suite 100, Sacramento, California 95834, not later than April 20, 2008. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the 2008 Annual Meeting so long as we receive notice of the proposal, as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than thirty (30) days prior to the date of the Annual Meeting.

     Should a stockholder proposal be brought before the 2008 Annual Meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on July 2, 2008.

TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Sincerely,

Todd E. Wille
Sacramento, California	President and Chief Executive Officer
December 7, 2007